UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 23, 2013

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0‑27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2013, the Board of Directors of Hemispherx Biopharma, Inc. (the "Company") approved the appointment of Peter W. Rodino III, Esq. as a Director of the Company. Mr. Rodino will serve as a Director until the Company's next annual meeting of shareholders. Mr. Rodino was also appointed as Chairman and Financial Expert of the Audit Committee, a member of the Compensation Committee and a member of the Governance and Nomination Committee of the Board of Directors. Mr. Rodino had previously acted as a consultant to the Company. In addition, Dr. Iraj Kiani, a long time independent Director of the Company, was appointed to be the Board's Lead Director. These changes were the result of the recent resignation due to health reasons of Richard C. Piani.

On July 29, 2013, the Company issued a press release announcing the appointment of Mr. Rodino. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

July 29, 2013	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer

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